UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	46-5182047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27300 West 11 Mile Road, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director

As previously disclosed, in conjunction with Icahn Enterprises L.P.’s (“IEP”) acquisition of substantially all of the assets of Uni-Select USA, Inc. and Beck/Arnley Worldparts, Inc., comprising the U.S. automotive parts distribution business of Uni-Select Inc., Carl C. Icahn has resigned as a director and as Non-Executive Chairman of the Board of Directors of Federal-Mogul Holdings Corporation (“Federal-Mogul”) effective May 31, 2015. Mr. Icahn’s resignation was not related to a disagreement with Federal-Mogul.

In connection with Mr. Icahn’s resignation as Chairman of Federal-Mogul, Federal-Mogul’s Board of Directors has elected Rainer Jueckstock and Daniel A. Ninivaggi as Co-Chairmen of the Board of Directors effective May 31, 2015.

Appointment of New Directors

The Federal-Mogul Board of Directors has also appointed Mr. Courtney Mather and Mr. Louis J. Pastor, employees of IEP, as directors effective May 31, 2015.

With the appointment of Messrs. Mather and Pastor, Federal-Mogul’s Board of Directors consists of 10 directors.

SECTION 7-REGULATION FD

ITEM 7.01	REGULATION FD DISCLOSURE

Brief biographies of Messrs. Mather and Pastor follows.

Courtney Mather has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since April 2014. Mr. Mather is responsible for identifying, analyzing, and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Mather was Managing Director at Goldman Sachs & Co, where he served in various investment roles from 1998 to 2012. He was a director of the Loan Syndications and Trading Association (LSTA), an organization that develops market policies with firms transacting in debt, in 2011. Mr. Mather has been a director of: American Railcar Industries, Inc., a railcar manufacturing company, since July 2014; CVR Refining, LP, an independent downstream energy limited partnership, since May 2014; and CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2014. American Railcar Industries, CVR Refining and CVR Energy are each indirectly controlled by Carl C. Icahn. Mr. Mather received a B.A. from Rutgers College and attended the United States Naval Academy.

Louis J. Pastor has been Assistant General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since May 2013. Prior to joining Icahn Enterprises, Mr. Pastor was an Associate at Simpson Thacher & Bartlett LLP, where he advised corporate, private equity and investment banking clients on a wide array of corporate finance transactions, business combination transactions and other general corporate matters. Mr. Pastor has been a director of CVR Refining, LP, an independent downstream energy limited partnership, since September 2014. CVR Refining is indirectly controlled by Carl C. Icahn. Mr. Pastor received a B.A. in 2006 from The Ohio State University and a J.D. in 2009 from the University of Pennsylvania.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Holdings Corporation (Registrant)

Date: June 3, 2015

/s/ Brett D. Pynnonen
	By:	Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

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